Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the use of our reports, dated February 14, 2012 relating to the proved oil and gas reserves of ATP Oil & Gas Corporation (the “Company”) as of December 31, 2011, to the information derived from such reports and to the reference to this firm as an expert in Form S-3 registration statement and any amendments thereto filed by the Company and in the prospectus to which the registration statement relates.

/s/ Ryder Scott Company, L.P.

RYDER SCOTT COMPANY, L.P.

TBPE Firm Registration No. F-1580

Houston, Texas

March 23, 2012